Exhibit 99.1
Sunrun Announces Tom vonReichbauer as New Chief Financial Officer

SAN FRANCISCO, April 23, 2020 -- Sunrun (Nasdaq: RUN), the nation’s leading provider of residential solar, storage and energy services, today announced that Tom vonReichbauer will be joining the company as its new Chief Financial Officer.

Tom vonReichbauer brings considerable industry experience as a leader at disruptive, mission-driven companies in the consumer energy industry including Google, Nest, and Tesla. Most recently he was a Vice President at Google after serving as Chief Business Officer of Nest from 2015 to 2018, leading the company’s go-to-market operations. Prior to that, Mr. vonReichbauer served as the CFO of Nest from 2013 to 2015, and was instrumental in scaling the organization and ultimate acquisition of the company by Google. Mr. vonReichbauer previously held management roles in the finance organization at Tesla from 2008 into 2013, where he led a range of cost efficiency, growth enablement, and capital raising activities. Prior to Tesla, Mr. vonRiechbauer was in the finance organization at Ford Motor Company. Mr. vonReichbauer holds B.S. and MBA degrees, both from the Wharton School of Business at the University of Pennsylvania.

“I am excited to join Sunrun at this pivotal moment,” said Mr. vonReichbauer. “I look forward to joining the leadership team to help create a planet run by the sun. Consumer-centered energy is going to reshape how households consume and engage with electricity. Sunrun is in a unique position to become the chosen power provider for households across the country, accelerating the transition to a decentralized and decarbonized energy system.”

Tom vonReichbauer will be responsible for the overall finance, accounting, and technology activities of the company. He assumes the role on May 11th, replacing Bob Komin, who decided after more than 5 years to leave to spend additional time with his extended family and support his interest in higher education. Mr. Komin will help ensure a smooth transition over the coming months and will serve as a senior consultant to Sunrun through the end of the year.

“Tom brings a wealth of experience that will help Sunrun scale its service offering even further into the home. His proven track record of building strong financial organizations while partnering with the business is the right skill set for the next leg of Sunrun’s journey,” said Lynn Jurich, Sunrun’s co-founder and Chief Executive Officer. “We are sad to see Bob Komin leave Sunrun, but respect his decision to be closer to family and take on new challenges. Bob has been instrumental in building a world-class finance organization at Sunrun over the last five years. He was a trusted partner in the IPO process and has helped us grow to become the market leader during his tenure. He has been a driving force in advancing our leadership in grid services while also focusing the company on operational efficiencies. During Bob’s tenure Sunrun grew revenues more than 300% and nearly tripled its base of customers while leading the company to become cash flow positive. We are grateful for his contributions to the company and the world-class finance organization that he helped build.”

About Sunrun
Sunrun Inc. (Nasdaq:RUN) is the nation’s leading home solar, battery storage, and energy services company. Founded in 2007, Sunrun pioneered home solar service plans to make local clean energy more accessible to everyone for little to no upfront cost. Sunrun’s innovative home battery solution, Brightbox, brings families affordable, resilient, and reliable energy. The company can also manage and share stored solar energy from the batteries to provide benefits to households, utilities, and the electric grid while reducing our reliance on polluting energy sources. For more information, please visit www.sunrun.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding our market leadership, competitive advantages, business plan, investments, market adoption rates, and our future financial and operating performance. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: the availability of additional financing on acceptable terms; changes in the retail prices of traditional utility generated electricity; the impact of COVID-19 on the Company and its business and operations; worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence and spending; changes in policies and regulations including net metering and interconnection limits or caps; the availability of rebates, tax credits and other incentives; the availability of solar panels and other raw materials; our limited operating history, particularly as a new public company; our ability to attract and retain our relationships with third parties, including our solar partners; our ability to meet the covenants in our investment funds and debt facilities; our continued ability to manage costs associated with solar service offerings, our business plan and our ability to effectively manage our growth and labor constraints, and such other risks identified in the reports that we file with the U.S. Securities and Exchange Commission, or SEC, from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Investor & Analyst Contact:

Patrick Jobin
SVP, Finance & IR
investors@sunrun.com
(415) 373-5206

Media Contact:

Shane Levy
Media Manager
press@sunrun.com
(201) 679-9507